UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

Paymentus Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40429	45-3188251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18390 NE 68TH ST.
Redmond, Washington		98052
(Address of Principal Executive Offices)		(Zip Code)

(888) 440-4824 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2021, Paymentus Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Paymentus Group, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Paymentus Group”), Peacock Merger Sub, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Merger Sub”), Payveris, LLC, a Delaware limited liability company (“Payveris”), and Shareholder Representative Services LLC, a Colorado limited liability company (in its capacity as the Equityholders’ Representative named in the Merger Agreement). Upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Payveris, with Payveris surviving as a wholly owned subsidiary of Paymentus Group (such transaction, the “Merger”).

 Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, including customary purchase price adjustments, the aggregate consideration Paymentus Group will pay and issue upon the Closing in exchange for all of the outstanding equity interests of Payveris is approximately $152.2 million, with approximately $85.7 million payable in cash (the “Cash Consideration”), subject to adjustments, and the remainder issuable in shares of the Company’s Class A common stock (“Shares”) (the “Share Consideration” and, together with the Cash Consideration, the “Merger Consideration”). The Share Consideration will be calculated based on the 30-day volume weighted average over the 30 trading days prior to second day prior to the Closing.

At the effective time of the Merger, all outstanding equity interests of Payveris will be cancelled and converted into the right to receive a pro rata portion of the Merger Consideration. All options to acquire equity interests in Payveris (“Payveris Options”) outstanding as of immediately prior to the effective time of the Merger will be treated as follows: (i) all vested Payveris Options will be cancelled and the holder thereof will be entitled to receive a pro rata portion of the Merger Consideration equal to the value of such option and (ii) all unvested Payveris Options will be cancelled for no consideration. Any equity interests of Payveris or Payveris Options held by unaccredited investors, holders who will receive less than a specified amount of proceeds or as otherwise determined by the Company and Paymentus Group, as applicable, will receive cash in lieu of the Share Consideration.

The Merger Agreement contains customary representations, warranties and covenants by Payveris, the Company and Paymentus Group as well as customary indemnification obligations of the parties.

The parties’ obligations to consummate the Merger are subject to approval of the Merger by the requisite equityholders of Payveris and other customary closing conditions, including, among other things, (i) the accuracy of certain representations and warranties made by the respective parties in the Merger Agreement and (ii) material compliance with the respective parties’ covenants set forth in the Merger Agreement. The Company’s and Paymentus Group’s obligations to consummate the Merger are also subject to (i) the execution of support agreements and letters of transmittal by at least 90% of Payveris’ units on an as-converted basis, (ii) the execution of option cancellation agreements by unitholders holding at least 90% of the Payveris Options and (iii) no material adverse effect having occurred with respect to Payveris.

All recipients of the Share Consideration will also be required to enter into lock-up agreements in substantially the same form as the lock-up agreements entered into by the Company’s officers, directors and equityholders in connection with the Company’s initial public offering. Pursuant to the lock-up agreements, these recipients have agreed not to offer, sell or transfer any Shares received upon the Closing without the prior written consent of at least two of the representatives of the underwriters of the Company’s initial public offering (including at least one of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC) before November 22, 2021, subject to customary exceptions. Certain recipients of the Share Consideration will also enter into joinder agreements providing for customary piggyback registration rights under the Company’s existing registration rights agreement dated as of May 24, 2021.

The Merger Agreement may be terminated (i) by mutual written consent of Paymentus Group and Payveris, (ii) by either Paymentus Group or Payveris, if the other party (a) breaches its representations, warranties or covenants in the Merger Agreement, (b) has not cured such breach within 15 days of written notice of such breach and (c) such breach would result in the failure of certain condition of the closing to be satisfied, or (iii) by Buyer or Payveris, if the closing has not occurred by November 9, 2021.

The Company intends to issue the Shares in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In addition, on August 9, 2021, the Company entered into a stock purchase agreement (the “Finovera Agreement”) with Finovera, Inc. (“Finovera”) and certain of Finovera’s stockholders to acquire all outstanding equity interests in Finovera (the “Finovera Transaction”). The Finovera Transaction is expected to close in the third quarter of 2021, subject to the satisfaction or waiver of customary closing conditions. Pursuant to the Finovera Agreement, the Company has agreed to issue an estimated 293,611 shares of the Company’s Class A common stock as part of the overall consideration. The Company intends to issue the shares in the Finovera Transaction in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

Item 8.01 Other Events

On August 10, 2021, the Company issued a press release announcing its entry into the Merger Agreement with Payveris. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding the expected timing, completion and effects of the proposed mergers with Payveris and Finovera. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties related to the ability of the parties to consummate the proposed mergers, satisfaction of closing conditions precedent to the consummation of the proposed mergers, potential delays in consummating the mergers, the ability of the Company to timely and successfully achieve the anticipated benefits of the mergers and the impact of the COVID-19 pandemic on the parties’ respective businesses and the actions the parties may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated August 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Paymentus Holdings, Inc.

Date:	August 12, 2021	By:	/s/ Matt Parson
Matt Parson Chief Financial Officer